Exhibit 99.1

Investor Relations: Raul Jacob (602) 264-1375 southerncopper@southernperu.com.pe www.southerncoppercorp.com

October 24, 2013 - Southern Copper Corporation (NYSE and BVL: SCCO)

•                  Nine months 2013 (“9M13”) net sales were $4,417.7 million,     12.0% lower than our 9M12 net sales of $5,018.2 million mainly due to lower metal prices, partially offset by higher sales volumes of zinc (+9.5%), molybdenum (+2.7%) and silver (+0.6%).

•                  EBITDA in 9M13 was $2,221.3 million. Although lower than the previous year due to a decrease in metal prices, the Company was able to achieve a 50.3% EBITDA margin because of operating efficiencies and cost containment.

•            Net Income in 9M13 was $1,212.3 million representing 27.4% of net sales.

•            Production continues to increase Quarter over Quarter. Copper mine production increased by 7,514 tons or 5.1% in 3Q13 compared with 2Q13, due to higher ore grades and recoveries at our Toquepala and Cuajone mines in Peru and the production recovery of the Buenavista mine in Mexico after the temporary flood disruption in the 2Q13.

•            Copper smelted and refined increased 23.7% and 15.5%, respectively, in the 3Q13 compared with the 3Q12 mainly because our Peruvian operations returned to their normal production levels after scheduled major maintenance and repairs in 2012.

•            Increase by-product production: Zinc mined and refined production increased 14.9% and 19.4%, respectively, in 3Q13 compared with 3Q12, mainly due to higher production at the Santa Eulalia mine which operated at full capacity after completely resolving the flooding problems it faced in previous years. Silver mined and refined production increased 0.7% and 6.2%, respectively, in 3Q13 compared with 3Q12.  Molybdenum production increased 6.4% compared with the 3Q12 mainly due to higher ore grades and recoveries at our Peruvian operations.

•            Buenavista molybdenum plant start-up. Commercial production from the new molybdenum plant started in the 3Q13 and we recorded the first sale in the period. The plant was completed at a total cost of $38 million and it is expected to produce 2,000 tons of molybdenum per year.

•            Cash cost before by-product credits was $1.79 in 3Q13, a decrease of 26 cents from 2Q13. The cash cost reduction in the 3Q13 period reflects the combined effect of an 8% reduction in production cost and a 5% increase in copper production, mainly from our Toquepala and Cuajone mines. Cash cost per pound of copper net of by-product credits was $0.98 in 3Q13, a decrease of 11 cents from 2Q13.

•            Capital expenditures were $1,190.5 million for 9M13, 78.8% higher than in 9M12 and a record high for our Company.

THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

•            On October 17, 2013, the Board of Directors authorized a dividend of $0.12 per share payable on November 21, 2013, to shareholders of record at the close of business on November 7, 2013.

•            On October 17, 2013 the Board of Directors approved an increase of SCC’s previously authorized share repurchase program from $1 billion to $2 billion.

Commenting on the Company’s results, Mr. German Larrea, Chairman of the Board, said “Capital expenditures for the 9M13 were $1.2 billion, most of which were for our Buenavista expansion projects where we expect to increase production from 180,000 tons to 495,000 tons of copper by 2016. These investments continue to affirm our commitment to deliver the production growth approved by our Board of Directors in a time where much of the Industry has been investing only to maintain production levels.”

	Third Quarter					Nine Months
			Variance					Variance
	2013	2012	$		%	2013	2012	$		%
	(in millions except per share amount and %s)
Sales	$1,384.5	$1,552.4	$(167.9)		(10.8)%	$4,417.7	$5,018.2	$(600.5)		(12.0)%
Cost of sales	666.0	670.9	(4.9)		(0.7)%	2,105.0	2,060.7	44.3		2.1%
Operating income	580.9	447.8	133.1		29.7%	1,916.2	2,296.3	(380.1)		(16.6)%
EBITDA(1)	684.1	532.6	151.5		28.4%	2,221.3	2,562.0	(340.7)		(13.3)%
EBITDA margin	49.4%	34.3%	15.1	pp	44.0%	50.3%	51.1%	(0.8	)pp	(1.6)%
Net income	$344.2	$217.9	$126.3		58.0%	$1,212.3	$1,402.8	$(190.5)		(13.6)%
Net income margin	24.9%	14.0%	10.8	pp	77.2%	27.4%	28.0%	(0.5	)pp	(1.8)%
Income per share	$0.41	$0.26	$0.15		59.2%	$1.44	$1.65	$(0.21)		(13.1)%
Capital expenditures	488.2	258.2	230.0		89.1%	1,190.5	665.9	524.6		78.8%
Exploration	12.0	12.5	(0.5)		(4.0)%	34.0	33.8	0.2		0.6%

Capital Expenditures

The current status of our major capital expenditure projects follows:

Buenavista Projects.- We continue the development of our $3.1 billion investment program at this unit which is expected to increase its copper production capacity by approximately 175% as well as increase our molybdenum production.

The new concentrator with molybdenum circuit project includes a concentrator with an estimated annual production capacity of 188,000 tons of copper and a second molybdenum plant with a 2,600 ton capacity. The project is expected to produce annually 2.3 million ounces of silver and 21,000 ounces of gold. The total capital budget of the project is $1,383.6 million and through September 30, 2013 has a 56.4% progress with an investment of $442.9 million. The project is expected to be completed in the first half of 2015. We are currently in the process of installing the first two of six mills acquired for the project.

Regarding the equipment acquisition for mine operations, through September 30, 2013 we have spent $464.0 million of a total budget of $504.8 million and we have received 55 of 56 trucks, five of seven shovels and the eight drills required.

(1) http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

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THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

The SXEW III project is moving forward with an overall progress of 72.2% at September 30, 2013. The total capital budget of the project is $444.0 million of which we have spent $284.7 million through September 30, 2013. The project production capacity is 120,000 tons of copper cathodes per year and it is expected to start operating in the first half of 2014.

On January 2013, the Board of Directors approved a total budget of $240 million for the construction of the Quebalix IV project which will allow crushing of up to 60 million tons of mineral per year, improving the SXEW copper production by increasing recovery and reducing hauling cost, as well as processing time. The project is expected to be completed in the first half of 2015.

The remaining projects to complete the $3.1 billion budgeted program include several investments in infrastructure and other facilities at Buenavista.

Toquepala Projects.-  Through September 30, 2013, we have spent a total $269.5 million on Toquepala projects. These projects include the construction of a new in-pit crusher and conveyor belt system to replace current mine rail haulage, which we expect will reduce annual operating cost by approximately $5.5 million.

Regarding the Toquepala expansion, which is expected to increase average annual production by 100,000 tons of copper and 3,100 tons of molybdenum, on June 26, 2013, we signed an agreement with the National Water Authority, local authorities of Candarave and the Candarave Board of Water Users for a hydrogeologic study of the Locumba river basin in order to improve the water utilization in the province.

Cuajone Projects.- Through September 30, 2013, we have spent $145 million of a total budget of $157 million on two projects to increase productivity through technological improvements in this unit: (i) the Variable Cut-off Ore Grade project and (ii) the HPGR project.

Actual production is showing the results of the variable cut-off ore grade project which was completed at a cost of $112 million. The HPGR project, which will produce a more finely crushed material, is expected to start operations during the fourth quarter 2013 and we expect will improve copper recovery and generate cost savings by reducing power consumption in the crushing process. The total project budget is $45 million of which we have spent $33 million as of September 30, 2013.  We expect that both projects will be at full capacity by the end of 2013 completing the additional 22,000 tons of copper and 700 tons of molybdenum in annual production.

The project to improve slope stability at the south area of the Cuajone mine, will remove approximately 148 million tons of waste material in order to improve the mine design without reducing our actual production level. The mine equipment to be acquired includes one shovel, five trucks, one drill and auxiliary equipment. Besides preparing the mine for the future, this investment will avoid a reduction in average ore grade between 2014 and 2018, while maintaining current production levels.  At September 30, 2013, we have spent $22.4 million of a total budget of $65.1 million.

3Q13	www.southerncoppercorp.com	Page 3 of 9

THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

Conference Call

The Company’s third quarter and nine months earnings conference call will be held on Monday, October 28th, 2013, beginning at 1:00 P.M. — EST (12:00 A.M. Lima and 11:00 A.M. Mexico City time).

To participate:

Dial-in number:	888-771-4371 in the U.S.
847-585-4405 outside the U.S.
Raul Jacob, SCC Vice President, Finance & CFO
Conference ID:	35977343 and “Southern Copper Corporation Third Quarter 2013 Earnings Results”

3Q13	www.southerncoppercorp.com	Page 4 of 9

THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2013	3.60	3.60	11.28	0.92	30.03	1,630.47
2Q 2013	3.24	3.25	10.80	0.83	23.10	1,413.65
3Q 2013	3.21	3.23	9.36	0.84	21.39	1,327.54
9M 2013	3.35	3.36	10.48	0.87	24.84	1,457.22

1Q 2012	3.77	3.78	14.10	0.92	32.69	1,690.84
2Q 2012	3.57	3.55	13.65	0.87	29.45	1,610.76
3Q 2012	3.50	3.53	11.67	0.86	30.05	1,654.80
4Q 2012	3.59	3.60	11.05	0.89	32.56	1,718.89
9M 2012	3.61	3.62	13.14	0.88	30.73	1,652.13
Average 2012	3.61	3.61	12.62	0.88	31.19	1,668.82

Variance: 3Q13 vs. 3Q12	(8.3)%	(8.5)%	(19.8)%	(2.3)%	(28.8)%	(19.8)%
Variance: 3Q13 vs. 2Q13	(0.9)%	(0.6)%	(13.3)%	1.2%	(7.4)%	(6.1)%
Variance: 9M13 vs. 9M12	(7.2)%	(7.2)%	(20.2)%	(1.1)%	(19.2)%	(11.8)%

Source:  Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide

Production and Sales

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	%	2013	2012	%
Copper (tons)
Mined	154,993	160,379	(3.4)%	451,957	473,880	(4.6)%
3rd party concentrate	5,609	6,383	(12.1)%	18,203	12,832	41.9%
Total production	160,602	166,762	(3.7)%	470,160	486,712	(3.4)%
Smelted	145,626	117,727	23.7%	428,316	410,563	4.3%
Refined and Rod	186,038	160,837	15.7%	545,823	501,736	8.8%
Sales	152,391	155,559	(2.0)%	458,669	480,355	(4.5)%

Molybdenum (tons)
Mined	4,746	4,461	6.4%	14,049	13,771	2.0%
Sales	4,713	4,469	5.5%	14,087	13,718	2.7%

Zinc (tons)
Mined	25,006	21,767	14.9%	75,518	66,586	13.4%
Refined	22,133	18,540	19.4%	71,716	67,440	6.3%
Sales	24,440	18,451	32.5%	73,247	66,867	9.5%

Silver (000s ounces)
Mined	3,351	3,327	0.7%	9,870	10,261	(3.8)%
Refined	3,558	3,351	6.2%	11,979	10,462	14.5%
Sales	3,770	4,269	(11.7)%	12,447	12,375	0.6%

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THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	VAR %	2013	2012	VAR %
	(in millions, except per share amount)

Net sales:	$1,384.5	$1,552.4	(10.8)%	$4,417.7	$5,018.2	(12.0)%
Operating cost and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	666.0	670.9	(0.7)%	2,105.0	2,060.7	2.1%
Selling, general and administrative	24.1	23.7	1.7%	76.9	74.6	3.1%
Depreciation, amortization and depletion	101.5	81.3	24.8%	285.6	236.6	20.7%
Exploration	12.0	12.5	(4.0)%	34.0	33.8	0.6%
Legal fees related to SCC shareholders derivative lawsuit	—	316.2	(100.0)%	—	316.2	(100.0)%
Total operating costs and expenses	803.6	1,104.6	(27.2)%	2,501.5	2,721.9	(8.1)%

Operating income	580.9	447.8	29.7%	1,916.2	2,296.3	(16.6)%

Interest expense, net of capitalized interest	(49.2)	(29.6)	66.2%	(153.1)	(118.2)	29.5%
Other income (expense)	1.7	3.5	(51.4)%	19.5	29.1	(33.0)%
Interest income	5.5	3.8	44.7%	15.8	11.2	41.1%
Income before income tax	538.9	425.5	26.7%	1,798.4	2,218.4	(18.9)%
Income taxes	195.2	219.8	(11.2)%	596.9	848.5	(29.7)%
Net income before equity earnings of affiliate	343.7	205.7	67.1%	1,201.5	1,369.9	(12.3)%
Equity earnings of affiliate	1.8	13.6	(86.8)%	15.2	38.2	(60.2)%
Net Income	345.5	219.3	57.5%	1,216.7	1,408.1	(13.6)%

Less: Net income attributable to non-controlling interest	1.3	1.4	(7.1)%	4.4	5.3	(17.0)%

Net Income attributable to SCC	$344.2	$217.9	58.0%	$1,212.3	$1,402.8	(13.6)%
Per common share amounts:
Net income attributable to SCC common shareholders — basic and diluted	$0.41	$0.26	59.2%	$1.44	$1.65	(13.1)%
Dividends paid	$0.12	$0.24	(50.0)%	$0.56	$1.31	(57.2)%

Weighted average shares outstanding (Basic and diluted)	841.9	848.4		844.1	849.3

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THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	September 30,	December 31,	September 30,
	2013	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,795.3	$2,459.5	$1,157.8
Short-term investments	363.5	134.3	379.7
Accounts receivable	582.7	752.0	574.5
Shareholders derivative lawsuit	—	—	2,108.2
Inventories	704.6	682.7	657.9
Other current assets	284.2	259.4	236.9
Total current assets	3,730.3	4,287.9	5,115.0

Property, net	6,032.1	5,156.7	4,856.2
Related parties receivable	161.2	184.0	186.0
Leachable material, net	373.6	262.8	206.4
Intangible assets, net	110.2	109.3	109.5
Deferred income tax	258.8	205.9	168.9
Other assets	269.4	177.1	199.8
Total assets	$10,935.6	$10,383.7	$10,841.8

LIABILITIES
Current liabilities:
Current portion of long-term debt	$5.0	$10.0	$10.0
Accounts payable	456.9	475.5	427.5
Legal fees related to shareholders derivative lawsuit	—	—	316.2
Income taxes	—	12.2	—
Deferred income taxes	—	—	39.9
Accrued workers’ participation	148.2	266.6	213.9
Other accrued liabilities	126.0	92.8	96.4
Total current liabilities	736.1	857.1	1,103.9

Long-term debt	4,204.6	4,203.9	2,731.2
Deferred income taxes	170.6	141.4	219.1
Other liabilities	289.5	274.0	122.0
Asset retirement obligation	124.9	118.2	64.5
Total non-current liabilities	4,789.6	4,737.5	3,136.8

EQUITY
Common stock	3,344.8	3,329.8	3,327.9
Treasury stock	(1,055.4)	(918.8)	(902.6)
Accumulated comprehensive income	3,093.4	2,354.1	4,151.9
Total stockholders’ equity	5,382.8	4,765.1	6,577.2
Non-controlling interest	27.1	24.0	23.9
Total equity	5,409.9	4,789.1	6,601.1

Total Liabilities and equity	$10,935.6	$10,383.7	$10,841.8

As of September 30, 2013, December 31, 2012 and September 30, 2012 there were 841.3 million, 845.6 million and 846.0 million shares outstanding, respectively.

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THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(in millions)

OPERATING ACTIVITIES
Net income	$345.6	$219.3	$1,216.7	$1,408.2
Depreciation, amortization and depletion	101.5	81.3	285.6	236.7
Cash used for operating assets and liabilities	31.5	341.7	(139.5)	117.3
Other, net	(11.4)	57.4	4.8	35.0
Net cash provided from operating activities	467.2	699.7	1,367.6	1,797.2

INVESTING ACTIVITIES
Capital expenditures	(488.2)	(258.2)	(1,190.5)	(665.9)
Sale (purchase) of short-term investment, net	29.5	(5.9)	(229.2)	142.2
Loan repayment from related parties	9.5	(37.6)	22.7	(37.6)
Other, net	(2.1)	—	(4.4)	23.6
Net cash used for investing activities	(451.3)	(301.7)	(1,401.4)	(537.7)

FINANCING ACTIVITIES
Debt repaid	—	—	(5.0)	(5.0)
Dividends paid	(101.0)	(203.7)	(473.1)	(813.9)
Distributions to non-controlling interest	(0.2)	(0.5)	(1.1)	(2.3)
SCC common shares buyback	(59.4)	(99.2)	(124.0)	(132.4)
Other	0.2	0.1	1.1	0.9
Net cash used for financing activities	(160.4)	(303.3)	(602.1)	(952.7)

Effect of exchange rate changes on cash	0.2	(16.3)	(28.3)	2.9

Increase (decrease) in cash and cash equivalents	(144.3)	78.4	(664.2)	309.7

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THIRD QUARTER AND NINE MONTH 2013 RESULTS	SOUTHERN COPPER

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 81.8% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 18.2% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegacion Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 — PERU

Phone: (511) 512-0440-Ext 3181

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

EBITDA is a common non-GAAP measure useful for our management as an indicator of Company’s ability to produce income from its operations. See reconciliation of EBITDA to GAAP net earnings on our website http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx.

Operating cash cost is a non-GAAP measure useful as a management tool to track our performance and better allocate our resources. It is also useful to readers of the financial statements for analysis and comparability purposes. See reconciliation of operating cash cost to GAAP cost of sales on our website http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx.

3Q13	www.southerncoppercorp.com	Page 9 of 9